EXHIBIT 1.1

EXECUTION VERSION

BRUNSWICK CORPORATION

(a Delaware corporation)

9.75% Senior Notes due 2013

PURCHASE AGREEMENT

Dated August 12, 2008

BRUNSWICK CORPORATION

(a Delaware corporation)

$250,000,000

9.75% Senior Notes due 2013

PURCHASE AGREEMENT

August 12, 2008

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Brunswick Corporation, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Banc of America Securities LLC (“Banc of America”) and J.P. Morgan Securities Inc. (“JPMorgan”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Banc of America and JPMorgan are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company’s 9.75% Senior Notes due 2013 (the “Securities”). The Securities are to be issued pursuant to an indenture, dated as of March 15, 1987 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2.01 and 2.03 of the Indenture.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-152620), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”) Such registration statement covers the registration of the Securities under the 1933 Act. The Indenture, which is incorporated by reference in the registration statement, has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(2) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(2) Registration Statement, Prospectus, Disclosure at Time of Sale and Indenture. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on July 29, 2008 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 3(c)), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. on August 12, 2008 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to that part of the Registration Statement which constitutes the Statement of Qualification of the Trustee on Form T-1 under the 1939 Act or to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus or in the Prospectus (or in any amendment or supplement thereto).

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(5) Financials Statements. The financial statements, together with the related notes thereto, included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(6) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(7) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(8) Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (a “Subsidiary”) as defined in Rule 405 of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(10) Authorization of the Indenture. Each of the Indenture and each supplement thereto, if any, to the date hereof has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

(11) Authorization of the Securities. The Securities have been duly authorized, and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Securities will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities conform in all material respects to the description thereof contained in the Prospectus.

(12) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or in default (and, to the knowledge of the Company, no event has occurred, and no circumstances exist, that with the passage of time or giving of notice would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject; and the execution, delivery and performance of this Agreement and the Indenture, the issuance and delivery of the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default (or with the passage of time or giving of notice constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any violation of any applicable law, administrative regulation or administrative or court decree.

(13) Absence of Proceedings. Other than as disclosed in the Registration Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the issuance of the Securities pursuant to the Indenture; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(14) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(15) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

(16) Possession of Licenses and Permits. The Company and the Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(17) Environmental Laws. Except as described in the Registration Statement or the Prospectus, and except as would not, singly or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(18) Title to Property. The Company and the Subsidiaries have good and sufficient title to all property described or referred to in the Registration Statement as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances, with such exceptions as are described or referred to in the Registration Statement or as are not material to the condition, financial or otherwise, or to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(19) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Prospectus.

(20) Compliance with the Sarbanes Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(21) Accounting Controls and Disclosure Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by the 1934 Act Regulations. To the extent required by the 1934 Act Regulations, the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act and the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the 1934 Act with respect to such reports.

(b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth:

(a) The Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule C, the principal amount of the Securities set forth opposite the name of such Underwriter on Schedule A, plus any additional principal amount of the Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the date, time and location specified in Schedule C (unless postponed in accordance with the provisions of Section 10) or such other date, time and location as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). Unless otherwise specified in Schedule C, payment shall be made to the Company by wire transfer of immediately available funds, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the Closing Time. It is understood that each Underwriter has authorized each of the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose money has not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates, which may be in temporary form, for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any amended Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Prospectus or the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement relating to the Securities or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any such new registration statement or any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for any such purpose, or of any examination pursuant to

Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities and (vii) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for such purpose of which the Company becomes aware. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use all reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of any Prospectus or suspending such qualification, and, in the event of the issuance of a stop order or any order preventing or suspending the use of any Prospectus or suspending such qualifications, to use all reasonable efforts to promptly obtain the lifting thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either the preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, which shall be in the form set forth in Schedule B, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company will deliver to the Representatives without charge five signed copies of the Original Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), duplicates of signed copies of all consents and certificates of experts, and as many conformed copies as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Original Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities, any event shall occur or a condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to amend or supplement the Prospectus in order that the Prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or to file a new registration statement or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will forthwith prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement, as the case may be (in form and substance reasonably satisfactory to counsel for the Underwriters), as may be necessary to correct such statement or omission or effect such compliance and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. The Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with regard to the Securities). If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Securities. Until the business day following the Closing Time, the Company will not, without the Representatives’ prior written consent, directly or indirectly, sell, offer to sell or announce the offering of, or otherwise dispose of, any debt securities of the Company covered by the Registration Statement or any other registration statement filed under the 1933 Act.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses included in Schedule B hereto. Notwithstanding the foregoing, the Underwriters may convey the information to be included in the Final Term Sheet to be prepared and filed in accordance with Section 3(b) prior to the time the Final Term Sheet is prepared. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the typing, printing and distribution of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including transfer taxes, if any, payable upon the sale, issuance and delivery to the Underwriters of the Securities, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees of rating agencies, (x) the fees, if any, of the Financial Industry Regulatory Authority, Inc. and (xi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and under the Indenture, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters and (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date hereof shall not have been lowered since the date hereof and no such agency shall have publicly announced that it has placed any of such debt securities on what is commonly termed a “watch list” for possible downgrading. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933

Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Securities have been duly authorized for issuance and sale to the Underwriters, and, when issued and delivered by the Company pursuant to the terms of this Agreement, against payment of the consideration set forth herein, will constitute legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and be enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(v) The Indenture has been duly qualified under the 1939 Act.

(vi) The Registration Statement is effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) has been made pursuant to Rule 424(b) in accordance with Rule 424(b); any required filing of each Issuer Free Writing Prospectus has been made pursuant to Rule 433 in accordance with Rule 433; and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.

(vii) The Securities conform in all material respects to the description thereof in the Prospectus, and the form of certificate used to evidence the Securities is in due and proper form.

(viii) The Registration Statement (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and other than the documents incorporated by reference therein, as to which such counsel need not express any belief), at the time the Registration Statement became effective, and the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and other than the documents incorporated by reference therein, as to which such counsel need not express any belief), as of the date of the execution of this Agreement, each complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(ix) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(x) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or the securities or blue sky laws of any jurisdiction.

(xi) To the best of their knowledge and information, the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 or the Quarterly Report on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

(xii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(2) Opinion of General Counsel to the Company. The favorable opinion, dated as of the Closing Time, of Lloyd C. Chatfield II, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) To the best of his knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to the best of his knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(iii) Other than as disclosed in the Registration Statement, to the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(iv) To the best of his knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

(v) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Indenture.

(vi) To the best of his knowledge and information, the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

(3) Opinion of Counsel for the Underwriters. The favorable opinion, dated as of the applicable Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require.

(4) Negative Assurances. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Sidley Austin LLP, Latham & Watkins LLP and Mr. Chatfield shall each additionally state that nothing has come to their attention that has caused them to believe that (i) the Registration Statement (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the time it became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), as of the date of the prospectus supplement included in the Prospectus or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), as of the Applicable Time, included an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

(c) Officers’ Certificate. At the Closing Time there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or are, to their knowledge, contemplated by the Commission.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received from Ernst & Young LLP letters, dated such dates, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letters, nothing has come to their attention which causes them to believe that (A) any unaudited financial statements and supporting schedules of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, or (B) at a specified date not more than five days prior to the date of the letters, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the most recent financial statements included in or incorporated by reference into the Registration Statement or, during the period from the date of the most recent financial statements included in or incorporated by reference into the Registration Statement to a specified date not more than five days prior to the date of the letters, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in or incorporated by reference into the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letters.

(e) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(f) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that the provisions of Sections 1, 6, 7, and 8 hereof shall survive any such termination and remain in effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each an “Affiliate”), its selling agents and each person, if any who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any other information incorporated by reference therein, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any other information incorporated by reference therein, if applicable, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, Banc of America and JPMorgan and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, or any person controlling the Company, or any Underwriter or its Affiliates or selling agents or any person controlling any Underwriter, its officers or directors, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination.

(a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by federal, New York or Illinois authorities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 6, 7 and 8 hereof shall remain in effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate, without any liability on the part of any non defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Paul Nagle; Banc of

America Securities LLC, 40 West 57th Street, NY1-040-27-03, New York, New York 10019, (telecopy number (646) 313-4823) Attention: High Grade Transaction Management/Legal; and J.P. Morgan Securities Inc., 270 Park Avenue New York, NY 10017, attention of High Grade Syndicate Desk—8th floor, Fax No. (212) 834-6081; and notices to the Company shall be directed to it at 1 North Field Ct., Lake Forest, Illinois 60045, attention of Lloyd C. Chatfield II, General Counsel.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters named herein and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters named herein and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative(s), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters named herein and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative(s), and for the benefit of no other person, firm or corporation. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in said State.

SECTION 16. Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

BRUNSWICK CORPORATION

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

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CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Joseph T. McIntosh
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A attached to the Purchase Agreement.

SCHEDULE A

Underwriters	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$64,375,000
Banc of America Securities LLC	64,375,000
J.P. Morgan Securities Inc.	64,375,000
Greenwich Capital Markets, Inc.	18,125,000
Morgan Stanley & Co. Incorporated	12,500,000
Deutsche Bank Securities Inc.	8,750,000
SunTrust Robinson Humphrey, Inc.	8,750,000
Wells Fargo Securities, LLC	8,750,000

Total	$250,000,000

SCHEDULE B

Schedule of Issuer General Use Free Writing Prospectuses Included in the General Disclosure Package

1.	Final Term Sheet, attached hereto as Annex A to this Schedule

ANNEX A TO

SCHEDULE B

Filed Pursuant to Rule 433

Registration No. 333-152620

Final Term Sheet

August 12, 2008

BRUNSWICK CORPORATION

$250,000,000

9.75% SENIOR NOTES DUE 2013

ISSUER:	Brunswick Corporation

TITLE OF SECURITIES:	9.75% Senior Notes due 2013

EXPECTED RATINGS:	Baa3/BB+ (Moody’s/S&P)

TRADE DATE:	August 12, 2008

SETTLEMENT DATE (T+3):	August 15, 2008

MATURITY DATE:	August 15, 2013

AGGREGATE PRINCIPAL AMOUNT OFFERED:	$250,000,000

PRICE TO PUBLIC (ISSUE PRICE):	100.00%

PROCEEDS TO BRUNSWICK (BEFORE EXPENSES):	$247,812,500

BENCHMARK TREASURY:	T 3.375% due July 31, 2013

BENCHMARK TREASURY YIELD:	3.178%

INTEREST RATE:	9.75%

INTEREST PAYMENT DATES:	February 15 and August 15, beginning February 15, 2009

DENOMINATIONS:	$1,000 X $1,000

DAY COUNT:	30/360

OPTIONAL REDEMPTION:	In whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of notes to be redeemed, plus accrued interest to the redemption date or (ii) the sum of the present values of the remaining principal amount and scheduled payments of interest on the notes to be redeemed (not including interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate, as defined in the prospectus supplement, plus 50 basis points, plus accrued interest to the redemption date.

CHANGE OF CONTROL:	If Brunswick experiences a “Change of Control Triggering Event,” as defined in the prospectus supplement, each holder of the notes may require Brunswick to repurchase some or all of its notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

INTEREST RATE ADJUSTMENT:	The interest rate payable on the notes will be subject to adjustment from time to time if the rating assigned to the notes is downgraded (or subsequently upgraded) under the circumstances described in the prospectus supplement. Adjustment begins at Ba2/BB (Moody’s/S&P) and is capped at 2.00%.

JOINT BOOKRUNNERS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc.

CO-MANAGERS:	Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., SunTrust Capital Markets, Inc. and Wells Fargo Securities, LLC.

CUSIP:	117043AK5

REFERENCE DOCUMENT:	Prospectus Supplement, dated August 12, 2008; Prospectus, dated August 11, 2008.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free to Merrill Lynch, Pierce, Fenner & Smith at (866) 500-5408; Banc of America Securities LLC at (800) 294-1322; or J.P. Morgan Securities Inc. at (212) 834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE C

Underwriting Agreement dated August 12, 2008

Registration Statement No. 333-152620

Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Banc of America Securities LLC J.P. Morgan Securities Inc.

Title, Purchase Price and Description of Securities:

Title	9.75% Senior Notes due 2013

Principal amount	$250,000,000

Expected ratings	Baa3/BB+

Interest payment dates	Semi-annually on each February 15 and August 15, beginning on February 15, 2009.

Date of maturity	August 15, 2013

Price to public	100.00%

Commission	0.875%

Purchase price to Underwriters	99.125%

Benchmark	T 3.375% due July 31, 2013

Benchmark Yield	3.178%

Interest Rate	9.75%

Sinking fund provisions	None

Redemption provisions	In whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of notes to be redeemed, plus accrued interest to the redemption date or (ii) the sum of the present values of the remaining principal amount and scheduled payments of interest on the notes to be redeemed (not including interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate, as defined in the prospectus supplement, plus 50 basis points, plus accrued interest to the redemption date.

Other provisions	If Brunswick experiences a “Change of Control Triggering Event,” as defined in the prospectus supplement, each holder of the notes may require Brunswick to repurchase some or all of its notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

The interest rate payable on the notes will be subject to adjustment from time to time if the rating assigned to the notes is downgraded (or subsequently upgraded) under the circumstances described in the prospectus supplement.

Adjustment begins at Ba2/BB (Moody’s/S&P) and is capped at 2.00%.

Closing Date, Time and Location	August 15, 2008; 9:00 a.m. Chicago time;

Latham & Watkins LLP

Sears Tower Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

Type of funds payable at Closing	Wire transfer of immediately available funds

Wire Transfer Instructions	JPMorgan Chase Bank, N.A.

1 Chase Manhattan Plaza

New York, NY 10005

ABA# 021000021

Acct#: 05-00259

Delayed Delivery Arrangements	None

Listing requirements	None

Other	None